Exhibit 10.4

MOELIS & COMPANY

2014 OMNIBUS INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT GRANT

You have been granted the following restricted stock units in accordance with the terms of the Moelis & Company 2014 Omnibus Incentive Plan (the “Plan”) and the Statement of Terms and Conditions of the 2023 Incentive Restricted Stock Unit Award Granted in 2024 for Managing Directors (the “Statement of Terms”). Each restricted stock unit represents the right to receive, subject to certain conditions, a share of Moelis & Company common stock or the fair market value of such share in cash. This Notice of Restricted Stock Unit Grant (“Grant Notice”), together with the Statement of Terms, constitutes an Award Agreement for purposes of the Plan.

Grantee: ______________

Type of Grant: 2023 Incentive Restricted Stock Unit Award Granted in 2024 for Managing Directors

Total Number of restricted stock units: ______________

Grant Date: ______________

You and Moelis & Company (the “Company”) agree that this grant is issued under and governed by the terms and conditions of the Plan and the Statement of Terms, both of which are made a part of this Grant Notice. Please review the Plan and Statement of Terms carefully, as they explain the terms and conditions of this grant. You agree that the Company may deliver electronically all documents related to the Plan or this grant and all documents that the Company is required to deliver to its shareholders. By executing this Grant Notice, you accept this grant, you agree to all the terms and conditions described above, in the Statement of Terms and in the Plan, and you agree that you have no right whatsoever to change or negotiate such terms and conditions.

The Statement of Terms is included with this notice and the Plan is available at https://www.sec.gov/Archives/edgar/data/0001596967/000110465914058567/a14-18416_1ex99d1.htm

[Signature Page Follows]

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MOELIS & COMPANY

By
Katherine Pilcher Ciafone
Chief Operating Officer

By
Joseph Simon
Chief Financial Officer

GRANTEE

Signature

Print Name:

Address:

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MOELIS & COMPANY

2014 OMNIBUS INCENTIVE PLAN

STATEMENT OF TERMS AND CONDITIONS OF THE

2023 INCENTIVE RESTRICTED STOCK UNIT AWARD GRANTED IN 2024 FOR

MANAGING DIRECTORS

This Statement of Terms and Conditions (this “Statement of Terms”) sets forth the terms and conditions of the Company grant of restricted stock units to the Grantee set forth in the Notice of Restricted Stock Unit Grant (the “Grant Notice”). The Grant Notice, together with this Statement of Terms, constitutes an Award Agreement under the Moelis & Company 2014 Omnibus Incentive Plan (the “Plan”). References herein to this Statement of Terms shall include the Grant Notice. Capitalized terms not defined herein (including Section 23) shall have the meanings ascribed to them in the Plan. Where the context permits, references to “the Company” shall include the Company and any successor to the Company.

1.
Grant of Restricted Stock Units. The Company grants to the Grantee the number of restricted stock units set forth in the Grant Notice (the “RSUs”), subject to all of the terms and conditions of this Statement of Terms and the Plan.
2.
Vesting.
(a)
One-fifth (1/5th) of the RSUs shall become vested on each of February 23, 2025, February 23, 2026, February 23, 2027, February 23, 2028 and February 23, 2029 (each a “Vesting Date”); provided that the Grantee remains in continuous employment or service with the Company or an Affiliate thereof through, and has not given or received a notice of termination of such employment or service as of, the applicable Vesting Date. For avoidance of doubt, for the purpose of determining the vesting of this Grant, the Grantee’s employment or service with the Company or an Affiliate thereof shall be deemed to have terminated upon (i) the date the Grantee provides the Company or the Affiliate notice of the Grantee’s intent to terminate Grantee’s employment or service with the Company or the Affiliate or (ii) the date the Company or the Affiliate provides the Grantee notice of its intent to terminate the Grantee’s employment or service with the Company or the Affiliate.
(b)
If the Grantee’s employment or service with the Company and all of its Affiliates is terminated by the Company or an Affiliate thereof for Cause or by Grantee without Good Reason or, in the case of a termination covered by Section 2(c) or (e), if the Grantee engages in Detrimental Activities, this Statement of Terms shall terminate and all rights of the Grantee with respect to the RSUs that have not vested shall immediately be terminated and forfeited without payment of any consideration.
(c)
If the Grantee’s employment or service with the Company and all of its Affiliates is terminated by the Company or an Affiliate thereof without Cause or by the Grantee for Good Reason, the unvested RSUs shall continue to vest under the schedule set forth

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in Section 2(a) hereof; provided that the Grantee does not engage in Detrimental Activities through the applicable Vesting Date.
(d)
If the Grantee’s employment or service with the Company and its Affiliates is terminated due to the Grantee’s death, the unvested RSUs shall immediately vest, and Settlement of such RSUs shall occur as soon as practicable after the date of death and after such documentation as may be requested by the Committee is provided to the Committee. If the Grantee is subject to U.S. taxes, Settlement after the Grantee’s death is expected to be made by the end of the calendar year in which death occurs (or on such later date as may be permitted by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”)).
(e)
If the Grantee’s employment or service with the Company and all its Affiliates is terminated by the Company or an Affiliate thereof due to a Disability, the unvested RSUs shall continue to vest under the schedule set forth in Section 2(a) hereof; provided that in the case of a termination due to a Disability, the Grantee does not engage in Detrimental Activities through the applicable Vesting Date.
(f)
If a Change in Control occurs and the Grantee’s employment or service with the Company and all its Affiliates is terminated by the Company or an Affiliate thereof without Cause or by Grantee for Good Reason on or within twelve (12) months after the effective date of the Change in Control, then the unvested RSUs shall immediately vest, and Settlement of such RSUs shall occur no later than the sixtieth (60th) day following the effective date of the termination of Grantee’s employment or services.
3.
Settlement. Subject to Section 5(a) of the Plan, each RSU granted hereunder shall represent the right to receive one (1) share (a “Share”) of Common Stock (the “Settlement”). Except as provided in Section 2(d) and (f) above, the Settlement shall occur not later than the sixtieth (60th) day following the applicable Vesting Date. Notwithstanding the foregoing, in the discretion of the Committee, the Company may deliver cash in lieu of all or any portion of the Shares otherwise deliverable upon Settlement of the RSUs. Only the Committee shall have the right to determine the timing of the Settlement within the sixty (60) day period referred to in Section 2(d) and (f) and this Section 3.
4.
Voting and Other Rights; Dividend Equivalents.
(a)
The Grantee shall have no rights of a stockholder with respect to the RSUs (including the right to vote and the right to receive distributions or dividends) unless and until Shares are issued in respect thereof following the applicable Vesting Date.
(b)
Unless the Committee determines otherwise, in the event that a dividend is paid on Common Stock, the Company shall grant the Grantee additional RSUs equal to (i) the product of the number of RSUs for which there has not been a Settlement as of the dividend record date multiplied by the dividend amount per share, divided by (ii) the Fair Market Value of a Share on the dividend payment date. The additional RSUs granted shall be subject to the same restrictions and conditions as the RSUs in respect of which the dividend equivalent payment relates, including, without limitation, the provisions governing time and form of Settlement or payment applicable to the associated RSUs.

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5.
Statement of Terms Subject to Plan. This Statement of Terms is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Statement of Terms and the provisions of the Plan, the provisions of the Plan shall govern.
6.
No Rights to Continuation of Employment or Service. Nothing in the Plan or this Statement of Terms shall confer upon the Grantee any right to continue in the employ or service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Grantee’s employment or service at any time for any reason whatsoever, with or without cause.
7.
Tax Withholding. (a) By accepting the grant pursuant to this Statement of Terms, the Grantee agrees that, as a condition of the grant, the Grantee is electing to: (i) sell, as soon as practicable on or after the Settlement of the RSUs, that number of Shares as necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs and (ii) direct the cash proceeds of such sale or sales to the Company for purposes of making a cash payment equal to the required tax withholding directly to the appropriate taxing authorities. The Grantee hereby represents and warrants that, on the date hereof, the Grantee: (A) is not aware of any material, nonpublic information with respect to the Company or any securities of the Company, (B) is not subject to any legal, regulatory or contractual restriction that would prevent the sale or sales, (C) does not have, and will not attempt to exercise, authority, influence or control over any sales of Shares pursuant to this Section 7, and (D) is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act. It is the Grantee’s intent that this election to “sell to cover” comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act and be interpreted to comply with the requirements of Rule 10b5-1(c) under the Exchange Act. For the avoidance of doubt, this election to “sell to cover” shall not apply if the Settlement of the RSUs occurs prior to the expiration of the applicable “cooling-off period” under Rule 10b5-1(c) under the Exchange Act. This section will terminate no later than the date on which all tax withholding obligations arising in connection with the vesting or settlement of the RSUs have been satisfied.

(b) If market conditions or legal restrictions prevent the exercise of this election to “sell to cover,” or a Settlement occurs prior to the expiration of the applicable “cooling-off period,” the Grantee shall continue to be responsible for the timely payment to the Company of all amounts necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs, and in such event, if the Grantee fails to make timely payment to the Company of such amounts, the Company shall have the right to require a cash payment by or on behalf of the Grantee and/or to deduct from the Shares otherwise issuable hereunder or cash or other compensation payable to the Grantee such amount as may be necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs.

(c) Notwithstanding the foregoing, upon any Settlement of the RSUs, the Company may elect to satisfy any applicable withholding obligations by deducting from the Shares otherwise issuable hereunder a number of Shares having a Fair Market Value equal to the amount

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necessary to satisfy all applicable withholding obligations with respect to any taxable event arising in connection with the RSUs.

8.
Section 409A Compliance/Taxes Generally. The intent of the parties is that payments and benefits under this Statement of Terms comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Statement of Terms shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated employment or service with the Company for purposes of any payments under this Statement of Terms which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. (For purposes of clarity, the Grantee may be considered to have terminated employment or service for purposes of forfeiting an RSU prior to a separation from service.) Each amount to be paid or benefit to be provided under this Statement of Terms shall be construed as a separate identified payment for purposes of Section 409A of the Code. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Statement of Terms or any other arrangement between the Grantee and the Company during the six-month period immediately following the Grantee’s separation from service shall instead be paid on the first business day after the date that is six months following the Grantee’s separation from service (or, if earlier, the Grantee’s date of death). The Company makes no representation that any or all of the payments described in this Statement of Terms will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under 409A or any other provision of the Code. Without limiting the foregoing, the Company makes no representation as to the tax treatment of the Grantee with respect to the grant, vesting, or Settlement of the RSUs.
9.
Governing Law. This Statement of Terms shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
10.
Statement of Terms Binding on Successors. The terms of this Statement of Terms shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
11.
No Transferability. Notwithstanding anything to the contrary in this Statement of Terms, neither this Statement of Terms nor any rights granted herein shall be sold, pledged, hypothecated, assigned or otherwise transferred other than by will or the laws of descent and distribution or as otherwise provided for by the Committee.
12.
Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions

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of this Statement of Terms, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
13.
Severability. Should any provision of this Statement of Terms be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Statement of Terms, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Statement of Terms. Moreover, if one or more of the provisions contained in this Statement of Terms shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.
14.
Entire Statement of Terms. This Statement of Terms and the Plan contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.
15.
Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
16.
Counterparts; Electronic Signature. The Grant Notice may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Grantee’s electronic signature on the Grant Notice shall have the same validity and effect as a signature affixed by the Grantee’s hand.
17.
Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
18.
Set-Off. The Grantee hereby acknowledges and agrees, without limiting rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares under this Statement of Terms (or the amount of any cash in lieu thereof) may be reduced by, and set-off against, any or all amounts or other consideration payable by the Grantee to the Company or any of its Affiliates under any other agreement or arrangement between the Grantee and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code.
19.
Clawback. Notwithstanding any other provisions in the Plan or this Statement of Terms, the compensation payable under this Statement of Terms shall be subject to reduction and clawback to the extent required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

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20.
Effect on Other Benefits. The compensation payable under this Statement of Terms shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death, severance, other benefits under (a) any pension, retirement, profit sharing, bonus, insurance, severance or other employee benefit plan of the Company or any Affiliate thereof now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation or (b) any agreement between the Company (or any Affiliate thereof) and the Grantee, except as such plan or agreement shall otherwise expressly provide.
21.
Use of Personal Data. By accepting the grant pursuant to this Statement of Terms, the Grantee acknowledges that the Company may use the Grantee’s personal data for purposes of (i) determining the Grantee’s compensation, (ii) payroll activities, including but not limited to, tax withholding and regulatory reporting, (iii) registration of Shares, and (iv) other lawful purposes related to the Grantee’s employment and this Statement of Terms, and the Company may provide such data to third party vendors with whom it has contracted to provide such services. The Grantee may terminate this authorization at any time except with respect to tax and regulatory reporting. In such case, the grant under this Statement of Terms shall be subject to cancellation.
22.
Arbitration.

(a) Except as expressly provided in clauses (b) or (c) below, if any claim, controversy or dispute arises in connection with the Plan or this Statement of Terms, the Company (or an Affiliate thereof) and the Grantee agree to final and binding arbitration of any and all such claims, controversies or disputes as described below:

(i) If the Grantee is registered and FINRA Dispute Resolution, Inc. has jurisdiction over the dispute, the Grantee agrees to final and binding arbitration before FINRA, or any successor organization or body thereto in accordance with FINRA’s special procedures applicable to Large Cases, if available, and to have the case heard by a single arbitrator who was a former judge; provided that if such special procedures are not available, then in accordance with FINRA’s then applicable rules, including those related to discovery. The arbitration shall take place at the FINRA hearing site located nearest to the Company’s (or the Affiliate’s) office at which the Grantee is providing services or was providing services as of the date his or her employment or other relationship terminated. The number of arbitrators in any arbitration before FINRA shall be determined in accordance with FINRA’s rules.

(ii) If the Grantee is not registered or if FINRA does not have jurisdiction, the Grantee agrees to final and binding arbitration administered by JAMS or any successor organization or body thereto pursuant to its Employment Arbitration Rules & Procedures and subject to JAMS Policy on Employment Arbitration Minimum Standards of Procedural Fairness, with the exception that the Grantee and the Company (or the Affiliate) agree that no depositions will be taken, except if ordered by the arbitrator due to extraordinary circumstances. The arbitration hearing will take place at the JAMS hearing site located nearest to the Company’s (or the Affiliate’s) office at which the Grantee is providing services or was providing services as of the date his or her

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employment or other relationship terminated. Any such arbitration shall be before one arbitrator, who shall be a former judge, selected in accordance with the rules described above.

This agreement to arbitrate disputes includes, but is not limited to, any claims of discrimination and/or harassment under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, claims for breach of contract or the implied covenant of good faith and fair dealing, tortious conduct (whether intentional or negligent), including claims of misappropriation, fraud, conversion, interference with economic advantage or contract, breach of fiduciary duty, misrepresentation, or any other federal, state or local law relating to discrimination in employment, any claims relating to wage and hour claims and any other statutory or common law claims. In the course of any arbitration, the employee and the Company (or the Affiliate) agree: (1) to request that a written award be issued by the arbitrator(s); (2) that each side is entitled to receive any and all relief they would be entitled to receive in a court proceeding; and (3) that the Grantee will not be required to pay any fees in the arbitration that are greater than the fees the Grantee would be required to pay in a court proceeding. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction.

(b) The Grantee and the Company (or an Affiliate thereof) knowingly and voluntarily agree to waive any rights that might otherwise exist to request a jury trial or other court proceeding, except that the Grantee and the Company (or an Affiliate thereof) agree that each has the right to seek injunctive or other equitable relief from a court with respect to the enforcement of any obligations the Grantee may have regarding any notice period the Company (or an Affiliate thereof) is entitled to, trade secrets, confidential information, non-solicitation of employees, consultants or independent contractors, non-solicitation of clients or customers, non-competition, inventions, work product or other intellectual property and non-disparagement (whether such obligations arise pursuant to the Plan, this Statement of Terms, any employee handbook, any offer letter, any employment agreement, any confidentiality and/or restrictive covenant agreement, the common law or otherwise).

(c) Any claims filed by the parties in arbitration must be brought in the parties’ individual capacity and not as a plaintiff or class member in any purported class, collective or representative proceeding. In the event that the preceding sentence is ruled to be unenforceable, any such purported class, collective or representative proceeding must be heard in court and not in arbitration.

(d) Each provision of this arbitration agreement is intended to be severable, and the invalidity or unenforceability of any portion or provision of this agreement shall not affect the validity, enforceability or legality of the remainder hereof. In the event any provision of this arbitration policy is determined by any court of competent jurisdiction or arbitrator(s) to be illegal, invalid or unenforceable as written, such provision shall be interpreted so as to be legal, valid and enforceable to the fullest extent possible under applicable law. In the event any provision of this arbitration policy is determined by a court of competent jurisdiction or arbitrator(s) to be void, the remaining provisions of this arbitration policy shall nevertheless

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be binding upon the parties with the same effect as though the void provision thereof had been severed and deleted.

23.
Definitions.

“Affiliate” shall have the meaning ascribed to that term in Section 2(b) of the Plan.

“Cause” shall have the meaning ascribed to that term in Section 2(i) of the Plan.

“Change in Control” shall have the meaning ascribed to that term in Section 2(l) of the Plan.

“Client” means any client or prospective client of the Company or an Affiliate thereof (i) to whom the Grantee provided services, for whom the Grantee transacted business or for whom the Grantee solicited the business of such client or prospective client during the prior two-year period or (ii) whose senior personnel the Grantee first met or the Grantee was introduced or reintroduced to during the Grantee’s relationship with or employment by the Company or an Affiliate thereof.

“Committee” shall have the meaning ascribed to that term in Section 2(o) of the Plan.

“Common Stock” shall have the meaning ascribed to that term in Section 2(p) of the Plan.

“Competitive Enterprise” means any business enterprise that is engaged, or owns or controls a significant interest in any entity that is engaged, in either case, primarily or in any substantial manner in any place in the world in (x) investment banking or securities activities or financial services, including, without limitation, private equity, hedge fund, special purpose acquisition company (SPAC) or other asset or investment management businesses, or (y) any business activities in which the Company and/or its Affiliates are engaged primarily or in any substantial manner.

“Detrimental Activities” means any of the following:

(i) The Grantee Solicits any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing business with the Company or any Affiliate thereof;

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(ii) The Grantee interferes with or damages (or attempts to interfere with or damage) any relationship between the Company or an Affiliate thereof and any Client;

(iii) The Grantee Solicits any person who is employed by the Company or any Affiliate thereof to resign from the Company or the Affiliate or to apply for or accept employment with any Competitive Enterprise;

(iv) The Grantee shall fail to timely execute an attestation to the effect that Grantee has not engaged in the acts described in clauses (i), (ii) and (iii) above prior to each applicable Vesting Date or at such other times reasonably requested by the Committee; and

(v) The Grantee, as determined by the Committee, fails to meet, in any material respect, any obligation the Grantee may have under any agreement with the Company or an Affiliate thereof regarding confidentiality, nondisparagement, cooperation, nonsolicitation or noncompetition.

“Disability” shall have the meaning ascribed to that term in Section 2(s) of the Plan.

“Fair Market Value” shall have the meaning ascribed to that term in Section 2(x) of the Plan.

“Good Reason” shall have the meaning ascribed to that term in Section 2(z) of the Plan.

“Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

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